Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of COMPASS GROUP DIVERSIFIED HOLDINGS LLC on Form 10-Q for the period ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Elias J. Sabo, Chief Executive Officer of Compass Group Diversified Holdings LLC, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Compass Group Diversified Holdings LLC.

Dated:	October 28, 2021	/s/ Elias J. Sabo
Elias J. Sabo
Chief Executive Officer, Compass Group Diversified Holdings LLC
The foregoing certification is being furnished to accompany Compass Group Diversified Holdings LLC’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of Compass Group Diversified Holdings LLC that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to Compass Group Diversified Holdings LLC and will be retained by Compass Group Diversified Holdings LLC and furnished to the Securities and Exchange Commission or its staff upon request.